Listing Report:Supplement No. 130 dated Dec 23, 2009 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 13, 2009 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 427770
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$63.04

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jul-2006	Debt/Income ratio:	16%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	16 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	6y 1m
Amount delinquent:	$0	Revolving credit balance:	$3,399	Occupation:	Food Service
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	15%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	gripper	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	18 ( 100% )	700-719 (Latest)
Principal borrowed:	$3,000.00	< mo. late:	0 ( 0% )	700-719 (Sep-2009) 700-719 (Aug-2009) 700-719 (Jul-2009) 600-619 (Jun-2008)
Principal balance:	$1,452.69	1+ mo. late:	0 ( 0% )
Total payments billed:	18
Description
Credit Cards
Purpose of loan:
Refinance Prosper loan at lower rate.

My financial situation:
Have cash deposits at banks and low expenses.

Monthly net income: $ 1500

Monthly expenses:?$1050

??Housing: $435
??Utilities: $?65
??Phone, cable, internet: $?50
??Food, entertainment: $ 450
??Clothing, household expenses $?50
? (Auto Expense paid by employer)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 438276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	May-2005	Debt/Income ratio:	11%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$1,296	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	23%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	5
Screen name:	dollar-motion3	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Baby on the way
Purpose of loan:
This loan will be used?to purchase furniture and necessary needs for moving out.?

My financial situation:
I am a good candidate for this loan because I am making enough at my job that I am needing 5000$ to have some in savings and to pay off the loan in the mean time.

Monthly net income: $ 1200

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 100
??Car expenses: $ 200
??Utilities: $ 0
??Phone, cable, internet: $ 0
??Food, entertainment: $ 50
??Clothing, household expenses $ 0
??Credit cards and other loans: $?N/A
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439576
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$215.67

Auction yield range:	11.20% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jul-1995	Debt/Income ratio:	16%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	43	Length of status:	1y 7m
Amount delinquent:	$0	Revolving credit balance:	$20,798	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	21	Homeownership:	No
Inquiries last 6m:	4
Screen name:	dollar-knickers	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to for debt consolidation.

My financial situation:
I am a good candidate for this loan because I have full time mechanical engineering job and make 65K a year.

Monthly net income: $ 3400

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 120?
??Food, entertainment: $ 400
??Clothing, household expenses $ 200?
??Credit cards and other loans: $ 380
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439608
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 10.49%	Starting monthly payment:	$157.61

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.29%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1990	Debt/Income ratio:	26%
Credit score:	760-779 (Dec-2009)	Current / open credit lines:	20 / 17	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	51	Length of status:	13y 4m
Amount delinquent:	$0	Revolving credit balance:	$50,850	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	59%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	racerette	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay off 4 of my credit cards, some of which recently had an increase in APR, even after years of perfect payments.

My financial situation:
I am a good candidate for this loan because I have a stable full time job, and have been sticking to a financial plan to get out of debt in 5 years. Just need to pay off some high interest cards to do so.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439614
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Jan-2006	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	4 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$258	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	51%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Homeownership:	No
Inquiries last 6m:	5
Screen name:	receptive-gain	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying for college accessories
Purpose of loan:
This loan will be used to pay for my upcoming college classes into ITT Tech. I need to purchase a computer and multiple other small accessories. I am going to be studing to become a Digital Entertainment and Game Designer. Also I am going to be taking classes in Graphic Design, so I will need a highly capable computer to meet demands of high video graphics.

My financial situation:
I am a good candidate for this loan because I have done a 180 from the situation that I was in a year ago and moving onto a straight path. I have corrected my debts in the past two months and am heading down the correct path. I plan on making sure I complete every payment and also complete my schooling while establishing myself in the Army Reserves.

Monthly net income: $ 1650.00

Monthly expenses: $ 300.00
??Housing: $?0.00 (room mates pay rent)
??Insurance: $ 100.00 (car insurance)
??Car expenses (gas): $?40.00
??Utilities: $ 80.00 (electric)
??Phone, cable, internet: $?40.00 (cell phone)
??Food, entertainment: $?0.00 (eat on boat, and dont go out)
??Clothing, household expenses $ 0.00
??Credit cards and other loans: $ 40.00 (only have to pay?$20.00 monthly)
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439648
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	31.34%	Starting borrower rate/APR:	32.34% / 34.75%	Starting monthly payment:	$437.43

Auction yield range:	11.20% - 31.34%	Estimated loss impact:	10.79%
Lender servicing fee:	1.00%	Estimated return:	20.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-2000	Debt/Income ratio:	29%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	11 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	25	Length of status:	1y 9m
Amount delinquent:	$0	Revolving credit balance:	$7,307	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	48%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	elegant-hope5	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
PAYING OFF MY CREDIT CARD DEBT
This loan will be used to repay credit card debt due to medical bills and unforeseen expenses and economic hardships due to furlough days at state agency where I'm currently employed full-time. My financial situation is pretty tight as all the money I make I use to cover monthly expenses at home, medication(s) for my wife and such. I am a good candidate for this loan because I have a stable position with a state agency, has been recently promoted to a new position with a much higher pay (due to job performance within my division) and are focused to pay all this credit card debt and provide a better future for my family.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439664
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	18.00%	Starting borrower rate/APR:	19.00% / 21.22%	Starting monthly payment:	$549.84

Auction yield range:	17.20% - 18.00%	Estimated loss impact:	19.00%
Lender servicing fee:	1.00%	Estimated return:	-1.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Sep-2000	Debt/Income ratio:	91%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	13 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$18,818	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	78%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	aggresive-reward6	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help! Paying off Credit Cards
Purpose of loan:
This loan will be used to pay off credit cards. Recently, my interest rates were raised from a high of 13% to 29% and I will use the funds to pay off my two highest interest credit cards. If needed, I would be happy to submit a debt management plan and/or close any cards.

My financial situation:
My household income is more than $100,000, as my husband makes significantly more than I do! (I would be happy to provide tax returns to document this income.)? My husband pays for all of our insurance, cards, rent, food, etc. I save $300 per month with my income and use the rest to?pay approximately $222 in student loans and credit cards.

Thank you for your consideration and help.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439676
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$90.38

Auction yield range:	11.20% - 17.00%	Estimated loss impact:	10.40%
Lender servicing fee:	1.00%	Estimated return:	6.60%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1978	Debt/Income ratio:	49%
Credit score:	740-759 (Dec-2009)	Current / open credit lines:	14 / 13	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	1y 4m
Amount delinquent:	$0	Revolving credit balance:	$16,864	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	98%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	asset-powerplant	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
sewer line collapsed
Purpose of loan:
This loan will be used to?fix my collasped sewer line. I have a collasped sewer line ten feet out from my house. I have learned that my sewer line goes across my next door neighbors home and we will have to dig through his yard also. My plumber says that we will have to replace it instead of repairing it.
My financial situation:
I am a good candidate for this loan because?I can only say that my credit history shows that I do pay my bills and on time. Once I fix the sewer line my goal is to sell my home. With the mortgage I am paying right now I can not afford to have things like this happen. I have to sell it. What type of payment plan can we work out?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439678
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Mar-1985	Debt/Income ratio:	Not calculated
Credit score:	600-619 (Dec-2009)	Current / open credit lines:	10 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	112	Length of status:	0y 5m
Amount delinquent:	$0	Revolving credit balance:	$735	Occupation:	Sales - Retail
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	10%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	14	Homeownership:	No
Inquiries last 6m:	9
Screen name:	sidtig	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	0 ( 0% )	600-619 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	780-799 (Aug-2008)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	0
Description
A new computer for the kids
Purpose of loan:
This loan will be used to?

?I have used Prosper in the past.? My financial situation was much different then.? Let me try to explain the 100 point drop in my credit.? It follows the typical path of late.? I have been dovprced for almost 2 years.? Even though she had a terrrible alcohol problem, I still had to fight her to get custody of my children.? I spent it all, and alot I did not have to win them.? Needless to say, the kids are mine, full custody for dad!? It hurt bad, but money well spent.? Just when I thought it was over, I was laid off from my job.? Combine the two events, and you have a financial implosion.? I am getting back on my feet and have made tons of progress on the road back to a 700 score.? I have never been in a position like this, but I know I can manage.?My high credit score is like pride, I will get it back.???I have a good job again and am making good money.? The kids need a computer for school.? I want to treat them and get a great machine.? I can personally promise you the money will be repaid timely and quickly.? Thank you so much for reading my post.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439682
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$20,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$725.06

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Feb-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	6 / 7	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	14	Length of status:	0y 4m
Amount delinquent:	$6,051	Revolving credit balance:	$3,263	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	19%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	21
Screen name:	worldly-silver	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hotel Renovation
Purpose of loan:
This loan will be used to renovate 15 guest rooms in my hotel, the area has had an increase in room requests due to the finding of a new gold vein and also the construction of a gas pipe line. The restaurant has also been closed for 15 years and I plan on opening it for business.My website is www.wildwestinn.com.

My financial situation:
I am a good candidate for this loan because there is a call for new rooms due to the finding of a gold mine in the area and the start of a gas line.
The late payments on my credit are due only to a workmans comp case were the insurance company did not pay my hospital bill.
Monthly net income: $ 18,000

Monthly expenses: $?8000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439688
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$678.54

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1996	Debt/Income ratio:	31%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	9 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	36	Length of status:	4y 8m
Amount delinquent:	$0	Revolving credit balance:	$1,476	Occupation:	Executive
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	32%	Stated income:	$100,000+
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	bid-enjoyment9	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
remodeling kitchen
Purpose of loan:
This loan will be used for remodeling my kitchen. I will?be performing all of the work to drastically reduce the expenses of the job. I will be updating the kitchen(countertops, appliances, and cabinet fronts. This will produce an increased value in the home considering the fact that i will be able to perform the job? at about a 40% reduction in price due to me doing all of the labor.

My financial situation:
I am a good candidate for this loan because? i have?been employed at the same business for over 5 years as a finance manager for brian harris bmw. I have not had a late payment in over 4 years and have a very good credit report and score.
Monthly net income: $ 7500

Monthly expenses: $ 3950
??Housing: $ 1100
??Insurance: $ 400
??Car expenses: $ 800
??Utilities: $ 150
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 200
??Credit cards and other loans: $?600
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 437693
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,800.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 15.14%	Starting monthly payment:	$262.81

Auction yield range:	4.20% - 12.00%	Estimated loss impact:	2.14%
Lender servicing fee:	1.00%	Estimated return:	9.86%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1996	Debt/Income ratio:	45%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	19 / 15	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	37	Length of status:	8y 6m
Amount delinquent:	$0	Revolving credit balance:	$73,905	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	79%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	BKinSM	Borrower's state:	California	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
"A" score borrower, great returns
Purpose of loan:
Early 2008, I purchased a bank owned home.?I thought it was a great time to purchase this home because smaller house than mine was at least 40-50k higher in this area and the bank gave me alot of money for closing the deal.
After purchasing home, we do alot of remodeling. I did try to request prosper loan back then, but didnt get funded. So, I use few of my credit cards to fund the remodeling.
Credit union has been a great company. But, commercial bank recently jack up the interest rate. So, I have one card that started as?0%?interest and will start to?charge finance in?early 2010.?Rate should have 8.9% after the BT promotion, however?bank jack it up?to 15.9%. I tried to fight it with the bank but i go nowhere.

Financial situation (Updated 12/23/09):
I am a good candidate because:
1. I am responsible and pay my bills on time
2. Stable job, been with the company for more than?8 years. future job?security is also stable.
3. I believe in People to people lending.
4. I had over 10k lending in prosper at one point?and currently still holding several loans (about 3.2k balance now)
5. I am a?home owner. my rate is 30 years fixed at 5.375% (I buy down the rate in 2008 from bank's closing money)
6. I took 2nd job at my friend restaurant?part time (3x dinner/week)
7. Filed Bk Chap 7 in 2001, did stupid financial mistakes in younger age. Have been paying on time since then.
8. I dont have anything deliquent. Now deliquent is from rehab student loan. Now Delinquent from Experian

Monthly net income: $ 5250 (after 401k, insurance, fed & state tax), including 2nd job.

Monthly expenses: $
??Housing: $1400 (my part, my wife is a florist and pays the other half)
??Prop Tax,?Insurances: <$750/mo
??Car expenses: <$50 (my work is?3 exits away from my home)
??Utilities: < $200
??Phone, cable, internet: <$150
??Food, entertainment: <$400
??Credit cards and other loans: <$1500 (should reduced?when prosper loan funded)
??Other expenses: <$100?

Monthly net around $500-700 (normally applied to pay my loans)

My goal is to pay down my debts in 3 years.

Thank you for your time and consideration.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439543
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	27.24%	Starting borrower rate/APR:	28.24% / 30.59%	Starting monthly payment:	$103.73

Auction yield range:	14.20% - 27.24%	Estimated loss impact:	15.24%
Lender servicing fee:	1.00%	Estimated return:	12.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Mar-2001	Debt/Income ratio:	9%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	1 / 0	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	0y 9m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	18	Homeownership:	No
Inquiries last 6m:	0
Screen name:	lender1982	Borrower's state:	Texas	Borrower's group:	AAAA Fund America
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buying a Car for Work
Purpose of loan:
I need a vehicle to utilize every day for work and personal use.

My financial situation:
I'm a good candidate for this loan because I have a dependable career in the military and I plan to pay this loan off when I receive my bonus within the next two months.? To explain my current credit score, about a year and a half ago, I?was forced to settle on two of my credit cards. I was working for a real estate company in Florida and the company closed down leaving me without a job. I'm trying to rebuild my credit now and I think Prosper is one way to go.

Monthly net income: $
$2300

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 45.00 (insurance on vehicle i plan to purchase)
??Car expenses: $?50.00
??Utilities: $?0
??Phone, cable, internet: $ 200.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 0
??Savings: $ 200.00
??Other expenses: $ 500.00 (contingency funds)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439575
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Oct-1996	Debt/Income ratio:	29%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	8 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	7y 8m
Amount delinquent:	$0	Revolving credit balance:	$371	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 2	Bankcard utilization:	82%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	GPS1	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	39 ( 100% )	660-679 (Latest)
Principal borrowed:	$6,600.00	< mo. late:	0 ( 0% )	660-679 (May-2009) 620-639 (Nov-2007) 600-619 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	39
Description
Funding for growth

To my fellow prosper members. My company is in need of working capital for sales and marketing materials.?My company provides and install GPS devices in vehicles and install security camera systems.?I have had two prosper loans for my business in the pass and never miss a payment. We are?expecting a good 2010.???
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439633
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	28.00%	Starting borrower rate/APR:	29.00% / 31.36%	Starting monthly payment:	$628.59

Auction yield range:	17.20% - 28.00%	Estimated loss impact:	19.63%
Lender servicing fee:	1.00%	Estimated return:	8.37%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Feb-1991	Debt/Income ratio:	36%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	21	Length of status:	12y 10m
Amount delinquent:	$0	Revolving credit balance:	$7,366	Occupation:	Tradesman - Mechani...
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	67%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	dbrownell	Borrower's state:	California	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	52 ( 98% )	700-719 (Latest)
Principal borrowed:	$22,499.00	< mo. late:	1 ( 2% )	640-659 (Feb-2008) 660-679 (Mar-2007)
Principal balance:	$3,413.69	1+ mo. late:	0 ( 0% )
Total payments billed:	53
Description
3rd Prosper Loan
I?m a 3rd time Prosper borrower.Three years ago I was in major need of help from lenders and no one could help but Prosper.Today, back on my feet I see no reason to approach a bank to finance a vehicleI hope you consider me for this loan since I have credit history with Prosper.? I've checked with Equifax about the delinquencies and could not find anything, I think it maybe due to my mortgage which has been corrected.? As for the HR not sure how Prosper came up with that since I earn more and owe less. Please send me any questions you may have.Gross monthly income 5,000Mortgage 2,200Credit Cards 200?2 Prosper loan244
Gas/Insurance? 240House bills?600Taxes300Health Ins150Total Available1,066 will pay $650 for this loan and the balance to start saving.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439641
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$398.57

Auction yield range:	8.20% - 11.00%	Estimated loss impact:	8.23%
Lender servicing fee:	1.00%	Estimated return:	2.77%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-2003	Debt/Income ratio:	17%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	5 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	13	Length of status:	2y 1m
Amount delinquent:	$0	Revolving credit balance:	$12,724	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	74%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	integrity-banshee	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off high-interest credit car
Purpose of loan:
I need to get a loan to pay off my high-interest credit card.

My financial situation:
The reason this rated me as a C is because I don't have much credit history and my bank card is almost maxxed. Look at my actual credit score! If I get this loan I will?most likely close this card.?I have always paid on time and I am a great candidate for this loan because I have a high salary and very little debt to income ratio. I got stuck with this?debt when I took a?loss selling my house and?I want to get rid it. The bank recently increased my interest rate so I want to pay the card off.

Monthly income: $6,100
Rent payment: $1,600
Car: $566
Food and other: $500

This leaves me well over 3,400 a month in liquid cash to pay off this loan!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439647
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$339.27

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Oct-2002	Debt/Income ratio:	25%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	21	Length of status:	1y 8m
Amount delinquent:	$91	Revolving credit balance:	$1,850	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	88%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	cbeatty0130	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit cards at 29%
Purpose of loan:
This loan will be used to? pay off some high interest credit cards.? Over 25%.? We are mainly trying to increase our credit scores by lowering the balances on our credit cards so that we can buy a bigger house.? We just became foster parents for twin babies in 2008 and really need to buy a larger house.? Our lower scores are preventing that at this time.

My financial situation:
I am a good candidate for this loan because?? My wife has never been late on any payment and I haven't been late on anything since I was an 18 year old college student (2002).? There is still one delinquent item on my report for $91.? It is being disputed and should be off my bureau because it is 7 years old.? I started rebuilding my credit in 2004 and have never been late since then.? We are homeowners and our scores are low only because of the high balances on the credit cards.? I have a great steady job.? I am a Bank Manger for a large Regional Bank in Indiana.? This will be a great opportunity for you to make a good return on your money and it will be completely hassle free.?

Monthly net income: $ 4300

Monthly expenses: $
??Housing: $ 445
??Insurance: $ 120
??Car expenses: $ 391
??Utilities: $ 200
??Phone, cable, internet: $ 120
??Food, entertainment: $ 300
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 375
??Other expenses: $ 150
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439655
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$156.30

Auction yield range:	8.20% - 22.70%	Estimated loss impact:	8.54%
Lender servicing fee:	1.00%	Estimated return:	14.16%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Aug-2006	Debt/Income ratio:	Not calculated
Credit score:	700-719 (Nov-2009)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 11m
Amount delinquent:	$0	Revolving credit balance:	$3,438	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	26%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	mguerrer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Restructuring Debt
Inoodio?
Introduction
This loan will save me twelve hundred dollars immediately by reducing the interest rate payable on another credit line to be paid in full.? This line was already anticipated to be paid in full, but now the funds will be allocated as capital, available to service the debt of this Prosper loan.Discrepancy, there are not 22 open credit lines on the borrower profile.? There is 18k in unsecured credit available to borrower.
inoodio.com/list.html
inoodio.com/list.html
inoodio.com/list.html
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439663
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 22.24%	Starting monthly payment:	$929.09

Auction yield range:	17.20% - 19.00%	Estimated loss impact:	19.06%
Lender servicing fee:	1.00%	Estimated return:	-0.06%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-1999	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	11 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	24	Length of status:	1y 0m
Amount delinquent:	$0	Revolving credit balance:	$10,263	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	62%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	dinero-travels	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Working capital
Purpose of loan:
This loan will be used to? assist with the acquisition of an existing snap fitness franchise. I have been approved to assume the equipment lease of the fitness center and now I am seeking working capital to make my dreams come true.

My financial situation:
I am a good candidate for this loan because? My credit score?demonstrates that I am an extremely responsible individual and that I have not defaulted on any debts.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439673
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$180.94

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Nov-1996	Debt/Income ratio:	27%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	3 / 3	Employment status:	Retired
Now delinquent:	0	Total credit lines:	8	Length of status:	1y 2m
Amount delinquent:	$0	Revolving credit balance:	$6,100	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%
Delinquencies in last 7y:	2	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Ivanhoe	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Very Safe 35% 12 Month Payback
Purpose of loan:
I have an opportunity to participate in an unusual real estate transaction.? The home will?be purchased for far below fair market value.? The home will not be purchased until a committed buyer has agreed to purchase the property for a price that is very?attractive to them.? My investment comes in two parts: first an initial investment of $3,500.? Once the buyer and seller are under contract, I pay an additional $500 to cover the escrow costs.? Understand that this transaction has nothing to do with whether the real estate market goes up or down.? Both the buyer and seller are locked in before the deal is consumated, so my return is guaranteed.? If you want to consider investing in my project, I?can put you in touch with the real estate company,?in the person of the President and?CEO of that company who is?running my project.? Inquiries welcome.? To keep the monthly payments down, I am listing this as a 36 month loan, but since the income will be generated by just one or two flips, I will repay this loan within 12 months.
My financial situation:
I am a good candidate for this loan because I am a retired senior citizen who?is able to live within my means.? I can comfortably make the monthly payments on this loan.?

Monthly net income: $
1459
Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 0
??Phone, cable, internet: $ 150
??Food, entertainment: $?300
??Clothing, household expenses $
??Credit cards and other loans: $ 300
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439675
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 29.74%	Starting monthly payment:	$102.60

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Sep-1984	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	7 / 6	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	33	Length of status:	25y 6m
Amount delinquent:	$0	Revolving credit balance:	$7,611	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 7	Bankcard utilization:	78%	Stated income:	$1-$24,999
Delinquencies in last 7y:	25	Homeownership:	No
Inquiries last 6m:	0
Screen name:	payout-bonaza	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
first use
Purpose of loan:
This loan will be used to? get short going????

My financial situation:
I am a good candidate for this loan because?
I dont' have mush debt
Monthly net income: $

Monthly expenses: $
??Housing: $?500
??Insurance: $ 100
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $?300
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 300
Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439679
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	30.24%	Starting borrower rate/APR:	31.24% / 33.64%	Starting monthly payment:	$258.80

Auction yield range:	11.20% - 30.24%	Estimated loss impact:	10.76%
Lender servicing fee:	1.00%	Estimated return:	19.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jul-2007	Debt/Income ratio:	9%
Credit score:	660-679 (Dec-2009)	Current / open credit lines:	10 / 10	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	10	Length of status:	3y 7m
Amount delinquent:	$0	Revolving credit balance:	$4,953	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	42%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	green-stylish-truth	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
home improvement and other use
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439681
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$25,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%

Starting lender yield:	17.20%	Starting borrower rate/APR:	18.20% / 20.41%	Starting monthly payment:	$906.32

Auction yield range:	17.20% - 17.20%	Estimated loss impact:	35.45%
Lender servicing fee:	1.00%	Estimated return:	-18.25%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Nov-1999	Debt/Income ratio:	42%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	22	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$16,008	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	97%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	6
Screen name:	openness-neptune6	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me pay off my debt!
Hello potential lenders!

I made stupid decisions when I was younger and have put myself in terrible debt.? I have a masters degree and an awesome job, but this debt has made me feel like all my hard work isn't worth it.?I am a newlywed and want to be?on the road to paying off my debts, saving up for a house, and starting a family.? Because of my debt, it has hindered my plans for the future and has put a lot of stress on me.? I've faithfully paid my credit cards every month, but I feel like I'm not making a debt because the interest rates are high and I just have too many credit cards.? I pay about $2000 a month on my credit card payments so it would be helpful to consolidate everything.? I'd love if I could consolidate my debt with this loan because it will make my dreams more in reach.? Please help... I will be forever greatful!

Purpose of loan:
This loan will be used to consolidate my debts.

My financial situation:
I am a good candidate for this loan because I am now a responsible adult.? I wasn't before.. hence the debt, but I've realized the error of my ways and am trying hard to fix that.? I have a good, stable job and am trying to budget as much as I can so I can pay off my debt faster.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 1291
??Insurance: $ 0
??Car expenses: $ 0?
??Utilities: $ 40
??Phone, cable, internet: $ 45
??Food, entertainment: $ 300
??Clothing, household expenses $
??Credit cards and other loans: $ 2000!
??Other expenses: $

Thank you for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439685
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.5%

Starting lender yield:	6.50%	Starting borrower rate/APR:	7.50% / 7.84%	Starting monthly payment:	$186.64

Auction yield range:	3.20% - 6.50%	Estimated loss impact:	1.50%
Lender servicing fee:	1.00%	Estimated return:	5.00%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-1985	Debt/Income ratio:	11%
Credit score:	800-819 (Dec-2009)	Current / open credit lines:	3 / 2	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	16	Length of status:	0y 10m
Amount delinquent:	$0	Revolving credit balance:	$861	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	3%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	best-lean-truth	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
business loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because? I do own my home, I can use this as colladaral for the loan
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 439691
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 31.36%	Starting monthly payment:	$41.04

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jun-1992	Debt/Income ratio:	25%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	18 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	49	Length of status:	1y 3m
Amount delinquent:	$0	Revolving credit balance:	$145,245	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	96%	Stated income:	$100,000+
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	7
Screen name:	money-scrutinzer	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Credit Cards
Purpose of loan:
This loan will be used to initially pay off store cards.? I would then be able to take the monthly savings and apply to other credit cards "snowball effect".? My goal is to have all cards paid off within 3 years.

My financial situation:
I am a good candidate for this loan because I am never late with payments and have a long history of steady employment.

Monthly net income: $ 10,000

Monthly expenses: $
??Housing: $?3600
??Insurance: $ 192
??Car expenses: $ 300
??Utilities: $ 200
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.